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                                  EXHIBIT 21
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                   SUBSIDIARIES OF BREED TECHNOLOGIES, INC.

NAME OF COMPANY                                     PLACE OF INCORPORATION
1224194 Ontario, Inc.                                  Canada
A.P. Co., S.r.l.                                       Italy
Artepelle, S.r.l.                                      Italy
Artistic Analytical Methods, Inc.                      Michigan
Auto Trim de Mexico, S.A. de C.V.                      Mexico
Auto Trim, Inc.                                        Texas
BREED Alabama, Inc.                                    Alabama
BREED Arizona, Inc.                                    Arizona
BREED Asian Holdings, Inc.                             Delaware
BREED Automotive of Florida, Inc.                      Florida
BREED Automotive Safety Systems, S.L.                  Spain
BREED Automotive Technology, Inc.                      Delaware
BREED Automotive West, Inc.                            Delaware
BREED Automotive, L.P.                                 Delaware
BREED Cinturones de Seguridad, S.A. de C.V.            Mexico
BREED European Holdings Limited                        United Kingdom
BREED International Manufacturing Development Corp.    Delaware
BREED International, Inc.                              Virgin Islands
BREED Italia, S.r.l.                                   Italy
BREED Italian Holdings, S.r.l.                         Italy
BREED Japan K.K.                                       Japan
BREED Korca, Ltd.                                      Korea
BREED Manufacturing of Texas, Inc.                     Texas
BREED Mexicana, S.A. de C.V.                           Mexico
BREED Nevada, Inc.                                     Nevada
BREED Ruckhaltesysteme fur Fahrzeugsicherheit, GmbH    Germany
BREED South America Safety Systems, Ltda               Brazil
BREED Steering Systems Limited                         United Kingdom
BREED Steering Systems, Inc.                           Delaware
BREED Technik, GmbH                                    Germany
BREED Technologies Finland Oy                          Finland
BREED Technologies France EURL                         France

                                      -7-
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
NAME OF COMPANY                                     PLACE OF INCORPORATION
BREED Tennessee Holdings, L.P.                         Delaware
BREED UK Limited                                       United Kingdom
BSRD Limited                                           United Kingdom
BSRS, L.P.                                             Delaware
BTI Assurance Group, Ltd.                              Bermuda
BTI Michigan, Inc.                                     Michigan
BTI Tennessee, Inc.                                    Tennessee
Custom Trim de Mexico, S.A. de C.V.                    Mexico
Custom Trim Ltd. de Mexico, S.A. de C.V.               Mexico
Custom Trim, Ltd.                                      Canada
FAS, S.p.A.                                            Italy
Force Imaging Technologies, Inc.                       Illinois
G Holding, S.r.l.                                      Italy
Gallino Plasturgia, S.r.l.                             Italy
Hamlin Electronics Europe Limited                      United Kingdom
Hamlin Electronics GmbH                                Germany
Hamlin, Incorporated                                   Delaware
Hamlin, S.A. de C.V.                                   Mexico
Hobby Legno, S.r.l.                                    Italy
HS Technik + Design Technische Entwicklung GmbH        Germany
Innovative Mim Technologies, Inc.                      Delaware
Iron Sud, S.r.l.                                       Italy
Italtest, S.r.l.                                       Italy
Momo Automotive Accessories, Inc.                      California
MOMO Corse, S.r.l.                                     Italy
MOMO Design, S.r.l.                                    Italy
MOMO Hungaria, Kft.                                    Hungary
MOMO, S.p.A.                                           Italy
MOMO, USA, Inc.                                        Florida
Norplex/Oak (UK) Limited                               United Kingdom
Productos Electro-Mecanicos BAC, S.A. de C.V.          Mexico
Selva, S.r.l.                                          Italy

                                      -8-
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
NAME OF COMPANY                                     PLACE OF INCORPORATION
Sistemas BREED de Seguridad, S.A. de C.V.              Mexico
Texmex Trim, Inc.                                      Texas
Union, S.r.l.                                          Italy
VTI Hamlin Oy                                          Finland

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